Exhibit 10.2

AMENDED AND RESTATED TALOS ENERGY INC.

2021 LONG TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

Pursuant to the terms and conditions of the Amended and Restated Talos Energy Inc. 2021 Long Term Incentive Plan, as amended from time to time (the “Plan”), Talos Energy Inc. (the “Company”) hereby grants to the individual listed below (“you” or the “Director”) the number of Restricted Stock Units (the “RSUs”) set forth below. This award of RSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Director:	[ ]
Date of Grant:	[ ]
Total Number of Restricted Stock Units:	[ ]
Vesting Schedule:	[ ]

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Restricted Stock Unit Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Director has executed this Grant Notice, effective for all purposes as provided above.

TALOS ENERGY INC.

By:

Name:

Title:

DIRECTOR

Name:

2

Exhibit 10.2

EXHIBIT A

RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between Talos Energy Inc., a Delaware corporation (the “Company”), and [_________] (the “Director”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1.
Award. In consideration of the Director’s service to the Company or its Affiliates and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to the Director the number of RSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent vested, each RSU represents the right to receive one share of Stock or the value thereof, as specified in Section 4, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan. Unless and until the RSUs have become vested in the manner set forth in the Grant Notice, the Director will have no right to receive any Stock or other payments in respect of the RSUs. Prior to settlement of this Award, the RSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
2.
Vesting of RSUs. [ ]
3.
Dividend Equivalents. In the event that the Company declares and pays a dividend in respect of its outstanding shares of Stock and, on the record date for such dividend, the Director holds RSUs granted pursuant to this Agreement that have not been settled, the Company shall record the amount of such dividend in a bookkeeping account and pay to the Director an amount in cash equal to the cash dividends the Director would have received if the Director was the holder of record, as of such record date, of a number of shares of Stock equal to the number of RSUs held by the Director that have not been settled as of such record date, such payment to be made on the date on which such RSUs are settled in accordance with Section 4. For purposes of clarity, if the RSUs (or any portion thereof) are forfeited by the Director pursuant to the terms of this Agreement, then the Director shall also forfeit the Dividend Equivalents, if any, accrued with respect to such forfeited RSUs. No interest will accrue on the Dividend Equivalents between the declaration and payment of the applicable dividends and the settlement of the Dividend Equivalents.
4.
Settlement of RSUs. As soon as administratively practicable following the vesting of RSUs pursuant to Section 2, but in no event later than 30 days after such vesting date, the Company shall deliver to the Director (i) an amount of cash equal to the Fair Market Value on the date of settlement of a number of shares of Stock equal to 40% of the RSUs subject to this Award and (ii) a number of shares of Stock equal to 60% of the RSUs subject to this Award. All shares of Stock issued hereunder shall be delivered either by delivering one or more certificates for such shares to the Director or by entering such shares in book-entry form, as determined by the Committee in its sole discretion. The value of shares of Stock or any cash shall not bear any interest owing to the passage of time. Neither this Section 4 nor any action taken pursuant to or in

Exhibit 10.2

accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind. Notwithstanding the preceding provisions of this Section 4, the Director may elect to (i) defer the delivery of the cash and shares of Stock in settlement of the RSUs pursuant to the Restricted Stock Units Deferral Election Form attached hereto as Exhibit B and (ii) have their RSUs settled 100% in Stock pursuant to the Restricted Stock Unit Settlement Election Form attached hereto as Exhibit C. Any such elections shall be made in compliance with such rules and procedures as the Committee prescribes from time to time.
5.
Tax Withholding. To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages to the Director for federal, state, local and/or foreign tax purposes, the Director shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Award, which arrangements include the delivery of cash or cash equivalents, Stock (including previously owned Stock, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Stock, the maximum number of shares of Stock that may be so withheld (or surrendered) shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. The Director acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying shares and that the Director has been advised, and hereby is advised, to consult a tax advisor. The Director represents that the Director is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.
6.
Non-Transferability. During the lifetime of the Director, the RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Stock underlying the RSUs have been issued, and all restrictions applicable to such shares have lapsed. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Director or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
7.
Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Stock hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed.

Exhibit 10.2

No shares of Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, shares of Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Stock hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance of Stock hereunder, the Company may require the Director to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.
8.
Legends. If a stock certificate is issued with respect to shares of Stock issued hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the SEC, any applicable laws or the requirements of any stock exchange on which the Stock is then listed. If the shares of Stock issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.
9.
Rights as a Stockholder. The Director shall have no rights as a stockholder of the Company with respect to any shares of Stock that may become deliverable hereunder unless and until the Director has become the holder of record of such shares of Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Stock, except as otherwise specifically provided for in the Plan or this Agreement.
10.
Satisfaction of Claims. Any issuance or transfer of shares of Stock or other property to the Director or the Director’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such Person hereunder.
11.
No Right to Continued Service or Awards. Nothing in the adoption of the Plan, nor the award of the RSUs thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Director the right to a continued service relationship with the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such service relationship at any time. The grant of the RSUs is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.
12.
Legal and Equitable Remedies. The Director acknowledges that a violation or attempted breach of any of the Director's covenants and agreements in this Agreement will cause such damage as will be irreparable, the exact amount of which would be difficult to ascertain and for which there will be no adequate remedy at law, and accordingly, the parties

Exhibit 10.2

hereto agree that the Company and its Affiliates shall be entitled as a matter of right to an injunction issued by any court of competent jurisdiction, restraining the Director or the affiliates, partners or agents of the Director from such breach or attempted violation of such covenants and agreements, as well as to recover from the Director any and all costs and expenses sustained or incurred by the Company or any Affiliate in obtaining such an injunction, including, without limitation, reasonable attorneys’ fees. The parties to this Agreement agree that no bond or other security shall be required in connection with such injunction. Any exercise by either of the parties to this Agreement of its rights pursuant to this Section 12 shall be cumulative and in addition to any other remedies to which such party may be entitled.
13.
Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, unless otherwise designated by the Company in a written notice to the Director (or other holder):

Talos Energy Inc.
Attn: Executive Vice President and General Counsel

333 Clay Street, Suite 3300

Houston, Texas 77002

If to the Director, at the Director’s last known address on filed with the Company.

Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Director when it is mailed by the Company or, if such notice is not mailed to the Director, upon receipt by the Director. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

14.
Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Director agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Director has access. The Director hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

Exhibit 10.2

15.
Agreement to Furnish Information. The Director agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
16.
Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the RSUs granted hereby; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and the Director in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Director shall be effective only if it is in writing and signed by both the Director and an authorized officer of the Company.
17.
Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.
18.
Clawback. Notwithstanding any provision in the Grant Notice, this Agreement or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any SEC rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the Board from time to time, all shares of Stock issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.
19.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of DELAWARE applicable to contracts made and to be performed therein, exclusive of the conflict of laws provisions of DELAWARE LAW.
20.
Successors and Assigns. The Company may assign any of its rights under this Agreement without the Director’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Director

Exhibit 10.2

and the Director's beneficiaries, executors, administrators and the Person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.
21.
Headings. Headings are for convenience only and are not deemed to be part of this Agreement.
22.
Counterparts. The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.
23.
Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the RSUs granted pursuant to this Agreement are intended to be exempt from the applicable requirements of the Nonqualified Deferred Compensation Rules and shall be limited, construed and interpreted in accordance with such intent. Nevertheless, to the extent that the Committee determines that the RSUs may not be exempt from the Nonqualified Deferred Compensation Rules, then, if the Director is deemed to be a “specified employee” within the meaning of the Nonqualified Deferred Compensation Rules, as determined by the Committee, at a time when the Director becomes eligible for settlement of the RSUs upon his “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules, then to the extent necessary to prevent any accelerated or additional tax under the Nonqualified Deferred Compensation Rules, such settlement will be delayed until the earlier of: (a) the date that is six months following the Director’s separation from service and (b) the Director’s death. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the RSUs provided under this Agreement are exempt from or compliant with the Nonqualified Deferred Compensation Rules and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Director on account of non-compliance with the Nonqualified Deferred Compensation Rules.

Exhibit 10.2

EXHIBIT B

Restricted stock Units

DEFERRAL ELECTION FORM

Please complete this Restricted Stock Units Deferral Election Form (the “Deferral Election Form”) and return a signed copy to the Executive Vice President and General Counsel no later than 5:00 pm CT on [ ] (the “Election Deadline”).

Name: ______________________________________

NOTE: This Deferral Election Form will apply to all grants of Restricted Stock Units (the “RSUs”) you may receive from Talos Energy Inc. (the “Company”) from [ ] until such time as a new signed Deferral Election Form is received by the Company. Any new signed Deferral Election Form must be received by the Company no later than December 31 of the calendar year preceding the calendar in which it is intended to apply.

1. Settlement of DSUs

In making this election, the following rules apply:

•
Unless otherwise specified, capitalized terms used but not defined in this Deferral Election Form shall have the meaning attributed to them in the Restricted Stock Unit Grant Notice (the “Grant Notice”), the Restricted Stock Unit Agreement (the “Agreement”) or the Amended and Restated Talos Energy Inc. 2021 Long Term Incentive Plan, as amended from time to time (the “Plan”), as applicable.

•
You must complete this Deferral Election Form by the Election Deadline and select a payment date on which you will receive the cash and shares of Stock underlying the RSUs (and cash in respect of any Dividend Equivalents). You must complete this Deferral Election Form even if you want the cash and shares of Stock underlying your RSUs (and cash in respect of any Dividend Equivalents) to be paid to you at the default time specified in Section 4 of the Agreement (i.e., within 30 days following the vesting date).

•
Notwithstanding the foregoing, if you fail to complete and timely submit this Deferral Election Form and you have not previously submitted a Deferral Election Form whereby you elected to defer the settlement of RSUs, then the cash and shares of Stock underlying your RSUs (and cash in respect of any Dividend Equivalents) will be paid to you at the default time specified in Section 4 of the Agreement.

2. Deferral Election

I hereby irrevocably elect to receive the cash and shares of Stock issuable pursuant to any vested RSUs (and any associated Dividend Equivalents) granted to me in [ ] and any future calendar years, until such time as a new signed Deferral Election Form is received by the Company, upon (select only one of the following):

☐ (a) The default time specified in the Agreement.

☐ (b) The earliest to occur of my death, “disability” (as defined in the Nonqualified Deferred Compensation Rules), a Change in Control, or a “separation from service” (as defined in the Nonqualified Deferred Compensation Rules).

☐ (c) The earliest to occur of my death, “disability” (as defined in the Nonqualified Deferred Compensation Rules), a Change in Control, a “separation from service” (as defined in the Nonqualified Deferred Compensation Rules), or the fifth anniversary of the vesting of the RSUs.

3. Signature

I understand that my rights to the cash and shares of Stock underlying the RSUs (and cash in respect of any Dividend Equivalents) are subject to the rights of the general creditors of the Company in the event of its insolvency, and cash in respect of any Dividend Equivalents will not bear any interest owing to the passage of time. I further understand that this Deferral Election Form will become effective and irrevocable as of 5:00 pm CT on [ ], which is the Election Deadline. Once I have elected the time of settlement of my RSUs by submitting this Deferral Election Form, I understand that (a) the settlement election will be irrevocable and (b) the settlement election will control over any contrary payment time or event specified in Section 4 of the Agreement. I acknowledge that, if I do not complete and timely submit this Deferral Election Form and have not previously submitted a Deferral Election Form whereby I elected to defer the settlement of RSUs, then the cash and shares of Stock underlying my RSUs (and cash in respect of any Dividend Equivalents) will be paid to me at the default time specified in the Agreement.

Exhibit 10.2

By executing this Deferral Election Form, I hereby acknowledge my understanding of, and agreement with, the terms and provisions set forth in this Deferral Election Form, the Grant Notice, the Agreement and the Plan.

DIRECTOR

Name:

Date:

Exhibit 10.2

EXHIBIT C

TALOS ENERGY INC.

Restricted stock Unit

SETTLEMENT ELECTION FORM

Please complete this Restricted Stock Unit Settlement Election Form (the “Settlement Election Form”) and return a signed copy to the Executive Vice President and General Counsel no later than 5:00 pm CT on [ ] (the “Election Deadline”).

Name: ______________________________________

NOTE: This Settlement Election Form will apply to all grants of Restricted Stock Units (the “RSUs”) you may receive from Talos Energy Inc. (the “Company”) from [ ] until such time as a new signed Settlement Election Form is received by the Company. Any new signed Settlement Election Form must be received by the Company no later than [ ].

1. Settlement of RSUs

In making this election, the following rules apply:

•
Unless otherwise specified, capitalized terms used but not defined in this Settlement Election Form shall have the meaning attributed to them in the Restricted Stock Unit Grant Notice (the “Grant Notice”) or the Restricted Stock Unit Agreement (the “Agreement”) used to document RSUs granted to you or the Amended and Restated Talos Energy Inc. 2021 Long Term Incentive Plan, as amended from time to time (the “Plan”), as applicable.

•
You must complete this Settlement Election Form by the Election Deadline. You must complete this Settlement Election Form only if you wish for the RSUs granted to you in [ ] the year in which you make this election (and thereafter, if applicable) to be settled entirely in shares of Stock.

•
If you fail to complete and timely submit this Settlement Election Form and you have not previously submitted a Settlement Election Form whereby you elected to settle the RSUs entirely in Stock, then RSUs granted to you will be settled 40% in cash and 60% in shares of Stock, unless and until the Board chooses a different default settlement method for future RSU awards granted to members of the Board.

2. Settlement Election

I hereby irrevocably elect to have any RSUs granted to me pursuant to Plan in [ ] and any future calendar years, until such time as a new signed Settlement Election Form is received by the Company to settle (select only one of the following):

☐ (a) 100% in shares of Stock

☐ (b) 40% in cash and 60% in shares of Stock (default if no other election made)

For the avoidance of doubt, any dividend equivalents payable pursuant to Section 3 of the Agreement will be payable in cash in accordance with Section 3, irrespective of the election above.

3. Signature

I understand that this Settlement Election Form will become effective and irrevocable as of 5:00 pm CT on [ ], which is the Election Deadline. I acknowledge that, if I do not complete and timely submit this Settlement Election Form and I have not previously submitted a Settlement Election Form whereby I elected to settle the RSUs entirely in Stock, then the RSUs granted to me during [ ] will be settled 40% in cash and 60% in shares of Stock (with Dividend Equivalents settled in cash).

Exhibit 10.2

By executing this Settlement Election Form, I hereby acknowledge my understanding of, and agreement with, the terms and provisions set forth in this Settlement Election Form, the Grant Notice, the Agreement and the Plan.

DIRECTOR

Name:

Date: